Contact: Barbara B. Lucas
                                          Senior Vice President - Public Affairs
                                          410-716-2980

                                          Mark M. Rothleitner
                                          Vice President - Investor Relations
                                          and Treasurer
                                          410-716-3979

FOR IMMEDIATE RELEASE:   Wednesday, April 2, 2003

Subject: Black & Decker Affirms Comfort with Consensus Earnings Estimate for First Quarter 2003

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that it expects diluted earnings per share will meet or exceed the analysts' consensus estimate of $0.43 for the first quarter of 2003.

     Nolan D. Archibald, Chairman and Chief Executive Officer, commented, "Although weak economic conditions will result in first-quarter sales being lower than we had expected, stronger operating margins, driven by our restructuring program, will enable us to deliver earnings improvement. Therefore, we are comfortable with the current consensus estimate for first-quarter earnings."

     The Corporation will present today and tomorrow in New York at investor conferences sponsored by Deutsche Bank Securities and Banc of America
Securities, respectively. Investors can listen to these presentations by visiting www.bdk.com and clicking on the icon labeled "Live Webcast." Replays of the presentations will be available at www.bdk.com through the close of business on April 18, 2003. The Corporation will release details regarding its first-quarter 2003 results and the outlook for the remainder of 2003 on Thursday, April 24, 2003.
                                     (more)


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Page Two

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.
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